Exhibit 99.1

Allakos Provides Business Update and Reports Third Quarter 2024 Financial Results

SAN CARLOS, Calif., November 6, 2024 (GLOBE NEWSWIRE) – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing antibodies for the treatment of allergic, inflammatory and proliferative diseases, today provided a business update and reported financial results for the third quarter ended September 30, 2024.

Recent Allakos Events

•
Reported safety, pharmacokinetics (PK), and pharmacodynamic (PD) results from the Phase 1 trial of subcutaneous (SC) AK006 in healthy volunteers.
o
Bioavailability of subcutaneous AK006 was approximately 77%.
o
Subcutaneous administered AK006 showed an estimated half-life of 12-22 days.
o
Consistent with the IV formulation, skin biopsies taken from subcutaneous AK006 treated healthy volunteers showed high levels of receptor occupancy confirming AK006 reaches skin tissue mast cells.
o
The 720 mg dose of AK006 showed 98% receptor occupancy at day 113 suggesting the potential for infrequent dosing.
o
Single and multiple doses of IV AK006 and single dose subcutaneous AK006 up to 720 mg were well tolerated with a favorable safety profile.
•
Completed enrollment of over 30 patients in the randomized, double-blind, placebo-controlled Phase 1 trial of intravenous (IV) AK006 in patients with chronic spontaneous urticaria. Data from these patients expected in early Q1 of 2025.

Upcoming Allakos Anticipated Milestones

•
Report randomized double-blind, placebo-controlled data on over 30 patients from the Phase 1 trial of AK006 in patients with CSU in early Q1 of 2025.

Cash Guidance

Allakos ended the third quarter of 2024 with $92.7 million in cash, cash equivalents and investments. Allakos’ financial outlook, restructuring activities and estimated cash runway as reported by the Company in January 2024 remain unchanged. The Company reiterates that it expects the restructuring activities will extend the cash runway into mid-2026 and to end 2024 with total cash, cash equivalents and investments in its previously stated $81 to $86 million guidance range. The Company has substantially completed its exit of the lirentelimab development program.

Third Quarter 2024 Financial Results

Allakos ended the third quarter of 2024 with $92.7 million in cash, cash equivalents and investments resulting in a net decrease in cash, cash equivalents and investments of $30.4 million during the third quarter of 2024. Approximately $18 million of this third quarter decrease was paid in connection with exiting the lirentelimab development program.

Research and development expenses were $10.9 million in the third quarter of 2024 compared to $36.7 million in the third quarter of 2023, a decrease of $25.8 million. This quarter over quarter decrease is attributed to $16.4 million of lower contract research and development costs, primarily due to halting lirentelimab development and includes a $4.6 million decrease relating to a change in estimated manufacturing costs upon resolution of the related work orders with the vendor, $5.7 million of decreased compensation costs and a $3.7 million decrease in other research and development expenses.

General and administrative expenses were $8.9 million for the third quarter of 2024 compared to $11.5 million for the third quarter of 2023, a decrease of $2.6 million. The quarter over quarter change included $2.4 million of decreased compensation costs and $0.2 million of decreased other general and administrative expenses.

Allakos reported a net loss of $18.4 million in the third quarter of 2024 compared to $45.6 million in the third quarter of 2023. Net loss per basic and diluted share was $0.21 for the third quarter of 2024 compared to $0.52 in the third quarter of 2023.

About Allakos

Allakos is a clinical stage biotechnology company developing therapeutics that target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows for the direct targeting of cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. The Company’s most advanced product candidate is AK006. AK006 targets Siglec-6, an inhibitory receptor expressed on mast cells. Mast cells are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. In preclinical studies, AK006 appears to provide deep mast cell inhibition and, in addition to its inhibitory activity, reduce mast cell numbers. For more information, please visit the Company’s website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ expected timing of reporting data from its clinical trial of AK006; cash guidance and runway; and restructuring. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely initiate and complete clinical trials for AK006; Allakos’ ability to obtain required regulatory approvals for its clinical trials; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of clinical trials, regardless of the outcomes of preclinical testing or early-stage trials; Allakos’ ability to obtain regulatory approvals to market its product candidates; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond AK006; uncertainties related to Allakos’ ability to realize the contemplated benefits of its restructuring and related reduction in force; Allakos’ ability to accurately forecast financial results; Allakos’ ability to obtain additional capital to finance its operations, research and drug development; Allakos’ ability to maintain the listing of our common stock on Nasdaq; general economic and market conditions, both domestic and international; domestic and international regulatory obligations; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Allakos files from time to time to with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

###

Source: Allakos Inc.

Investor Contact:

Adam Tomasi, President

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

media@allakos.com

Allakos Inc.

UNAUDITED Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating expenses
Research and development	$10,874	$36,749	$65,120	$97,107
General and administrative	8,876	11,461	28,985	33,966
Impairment of long-lived assets	—	—	27,347	—
Total operating expenses	19,750	48,210	121,452	131,073
Loss from operations	(19,750)	(48,210)	(121,452)	(131,073)
Interest income	1,392	2,590	5,346	7,965
Other expense, net	(14)	(6)	(88)	(42)
Net loss	(18,372)	(45,626)	(116,194)	(123,150)
Unrealized gain (loss) on investments	325	87	284	212
Comprehensive loss	$(18,047)	$(45,539)	$(115,910)	$(122,938)
Net loss per common share:
Basic and diluted	$(0.21)	$(0.52)	$(1.31)	$(1.42)
Weighted-average number of common shares outstanding:
Basic and diluted	89,024	87,115	88,571	86,539

allakos inc.

UNAUDITED CONDENSED balance sheets

(in thousands)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$10,449	$66,440
Investments	82,266	104,354
Prepaid expenses and other current assets	4,438	9,095
Total current assets	97,153	179,889
Property and equipment, net	15,733	33,369
Operating lease right-of-use assets	9,880	24,136
Other long-term assets	1,668	6,216
Total assets	$124,434	$243,610
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,964	$1,764
Accrued expenses and other current liabilities	12,017	34,814
Total current liabilities	15,981	36,578
Operating lease liabilities, net of current portion	35,710	38,215
Total liabilities	51,691	74,793
Stockholders’ equity:
Common stock	89	88
Additional paid-in capital	1,306,991	1,287,156
Accumulated other comprehensive gain (loss)	334	50
Accumulated deficit	(1,234,671)	(1,118,477)
Total stockholders’ equity	72,743	168,817
Total liabilities and stockholders’ equity	$124,434	$243,610